UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2011

FORD MOTOR COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3950	38-0549190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road
Dearborn, Michigan 48126
(Address of Principal Executive Offices) (Zip Code)

(313) 322-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 10, 2011, Ford Motor Company (“Ford”) announced that on March 15, 2011 it intends to redeem all of its outstanding 6.50% Junior Subordinated Convertible Debentures due January 15, 2032, which debentures are held by a subsidiary trust of Ford, Ford Motor Company Capital Trust II. This redemption will result in the simultaneous mandatory redemption by Ford Motor Company Capital Trust II of its outstanding 6.50% Cumulative Convertible Trust Preferred Securities (liquidation preference $50 per Trust Preferred Security) ("Trust Preferred Securities") (NYSE: "F PR S").

The redemption price will be $50.33 per Trust Preferred Security plus accrued and unpaid distributions thereon to the redemption date of $0.5416667 per Trust Preferred Security.  Consistent with the terms of the Amended and Restated Declaration of Trust of Ford Motor Company Capital Trust II, no record date will be established with respect to this redemption.  The redemption price and accrued and unpaid distributions will be payable to the holder of the Trust Preferred Securities upon presentation and surrender of the Trust Preferred Securities on or after the redemption date at the offices of the redemption and paying agent.

The New York Stock Exchange has indicated that the last day of trading in the Trust Preferred Securities on the exchange will be March 8, 2011 in order that all trades in the security settle prior to the termination of holders’ conversion rights at 5:00 p.m., New York City time, on March 14, 2011 (i.e., the day prior to the redemption date).

A copy of the press release announcing the redemption is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99    Press Release issued February 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

By:	/s/ Louis J. Ghilardi
Name: Louis J. Ghilardi
Title: Assistant Secretary

Date: February 10, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99	Press Release issued February 10, 2011.